Exhibit 5.1

October 4, 2021

Kaival Brands Innovations Group, Inc.

4460 Old Dixie Highway

Grant, Florida 32949

RE:	Kaival Brands Innovations Group, Inc. Registration Statement on Form S-3 (File No. 333-258339)

Ladies and Gentlemen:

We have acted as counsel to Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of (i) the registration statement on Form S-3 (Reg. No. 333-258339) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, (the “Securities Act”) on July 30, 2021, and declared effective by the Commission on August 10, 2021 (the “Registration Statement”), (ii) the preliminary prospectus supplement of the Company dated September 29, 2021, including the accompanying base prospectus (the “Base Prospectus”) as contained in the Registration Statement, which was filed by the Company on September 29, 2021 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Preliminary Prospectus Supplement”), (iii) the final prospectus supplement of the Company dated September 29, 2021, including the accompanying Base Prospectus, which was filed by the Company with the Commission on October 1, 2021 pursuant to Rule 424(b)(5) promulgated under the Securities Act (such prospectus in the form so filed pursuant to Rule 424(b), the “Prospectus”), relating to the offering and sale by the Company of 4,700,000 shares (the “Shares”) of common stock and accompanying warrants to purchase up to 3,525,000 shares (the “Warrants”) of the Company common stock (the “Common Stock”), Each share of Common Stock was sold together with 0.75 Warrants at a combined public offering price of $1.70. The Warrants will have an exercise price of $1.90 per share, are exercisable immediately and will expire five years from the date of issuance. The Company also granted the underwriter a 45-day option to purchase up to an additional 705,000 shares of Common Stock and/or Warrants to purchase 528,750 shares of Common Stock to cover over-allotments at the public offering price, less an underwriter’s discount of 7%.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Certificate of Incorporation, as amended, (ii) the Company’s Bylaws, (iii) the Underwriting Agreement, (iv) the Registration Statement, (v) the forms of the agreements evidencing the Warrants (the “Warrant Agreements”) and (vi) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares and Warrants have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of the Registration Statement, the Underwriting Agreement, and, for the Warrants, the applicable Warrant Agreement, will be validly issued, fully paid and non-assessable.

Each Warrant Agreement has been duly authorized by the Company and, when the Warrant Agreements are executed and delivered by the Company pursuant to the Underwriting Agreement, they will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. The opinion regarding enforceability set forth in this paragraph is limited by bankruptcy, fraudulent conveyance, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles.

Kaival Brands Innovations Group, Inc.

October 4, 2021

The opinions expressed herein are limited to the laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed on the date hereof, which shall be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP